Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-88958) and Form S-8 (No. 333-75908, 33-75906, 333-84794, and 33-865-32) of LodgeNet Entertainment Corporation of our report dated March 15, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Minneapolis, MN
March 15, 2006